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                                                                      EXHIBIT 21


                           SUBSIDIARIES OF ARMKEL, LLC

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NAME OF SUBSIDIARY
(AS IT IS STATED IN ITS                                                                STATE OR OTHER JURISDICTION
ORGANIZATIONAL DOCUMENT UNDER WHICH IT DOES BUSINESS)                              OF INCORPORATION OR ORGANIZATION
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
DOMESTIC:
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Armkel Condoms, LLC.................................................................        Delaware
Armkel Depilatories, LLC............................................................        Delaware
Armkel Diagnostics, LLC.............................................................        Delaware
Armkel Dentures, LLC................................................................        Delaware
Armkel Drops, LLC...................................................................        Delaware
Armkel Cranbury, LLC................................................................        Delaware
Armkel Products, LLC................................................................        Delaware
Armkel Finance, Inc.................................................................        Delaware

INTERNATIONAL:
Armkel Holding (Netherlands) B.V....................................................        Netherlands
Armkel Canada (Netherlands) B.V.....................................................        Netherlands
Carter-Horner Corp..................................................................        Canada
Horner Pharmaceuticals Inc..........................................................        Canada
Carter Products (Australia) Pty Limited.............................................        Australia
CWA Superannuation Pty Ltd..........................................................        Australia
Armkel Company (France) S.A.S.......................................................        France
Sofibel S.A.S.......................................................................        France
Laboratoires Sante Beaute S.A.S.....................................................        France
Laboratoires Fumouze S.A.S..........................................................        France
Armkel Company (U.K.) Limited.......................................................        United Kingdom
Carter Products Limited.............................................................        United Kingdom
Denver Laboratories Limited.........................................................        United Kingdom
Church & Dwight S. de R.L. de C.V...................................................        Mexico
Armkel Company (Spain), S.r.l.......................................................        Spain
Icart, S.A..........................................................................        Spain
Armkel Company (Italy) S.r.l........................................................        Italy*
S.p.A. Italiana Laboratori Bouty....................................................        Italy*
Technogenetics S.r.l................................................................        Italy*
Sanodent S.r.l......................................................................        Italy*
Carter Products (N.Z.) Inc..........................................................        New Zealand
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*  Sold February 2003